UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2010
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Approval of 2010 Annual Incentive Plan
On February 16, 2010, the Board of Directors of American Commercial Lines Inc. (the “Company”) approved the 2010 Annual Incentive Plan (the “Incentive Plan”). Certain full-time salaried and hourly employees, including the named executive officers of the Company, are eligible to participate in the Incentive Plan. Cash awards paid under the Incentive Plan are designed to provide eligible participants with incentive compensation based upon the achievement of pre-established performance measures. Under the Incentive Plan, awards are determined based on specific weighting of certain financial and business objectives of the Company. The financial objectives include: earnings per share, earnings before interest, taxes, depreciation and amortization, and cash flow from operations. The business objectives include: safety incident rate; environmental; liquid transportation contribution per active barge day; dry transportation contribution per active barge day; and Jeffboat hours worked per ton of steel. Each performance measure has corresponding performance thresholds. Actual performance between the thresholds results in a pro-rated payout. While some cash awards may be earned if performance is close to, but falls short of the performance threshold, at least the cash flow from operations objective plus one other financial objective must meet the minimum 95% performance threshold to trigger any payout under the Incentive Plan.
The Incentive Plan will be administered by the Compensation Committee of the Board of Directors which retains the sole discretion to amend, modify, suspend or terminate the Incentive Plan, including the right to suspend or eliminate some or all incentive awards. The measurement period for the Incentive Plan is January 1 to December 31, 2010. The foregoing description of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	2010 Annual Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: February 18, 2010	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

EXHIBIT INDEX
Exhibit 10.1	2010 Annual Incentive Plan